Exhibit 99.2

VOTING AGREEMENT

     THIS VOTING AGREEMENT (this “Agreement”) is entered into as of July 5, 2005, by and between Concerto Software, Inc., a Delaware corporation (“Parent”), and Vista Equity Fund II, L.P. (“Stockholder”).

RECITALS

     A. Stockholder Owns certain shares of Series B Convertible Preferred Stock of Aspect Communications Corporation, a California corporation (the “Company”).

     B. Parent, Ascend Merger Sub, Inc., a California corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of even date herewith and as in effect on such date (including any amendments thereto after the date hereof solely to eliminate, in whole or in part, any condition to closing of Parent or Merger Sub or to effect an increase (the “Common Consideration Increase”), in cash, in the Company Common Consideration which effects a concurrent increase, in cash, in the Company Series B Merger Consideration in an amount that equals or exceeds the product of (i) the Common Consideration Increase and (ii) the Conversion Rate (as hereinafter defined) as in effect at such time, the “Merger Agreement”) which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).

     C. Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.CERTAIN DEFINITIONS

     For purposes of this Agreement:

          (a) “Company Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

          (b) “Company Series B Preferred Stock” shall mean the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company.

          (c) “Conversion Rate” shall mean, at any time, the quotient of (i) the Liquidation Value (as defined in the Certificate of Determination of the Company Series B Preferred Stock) at such time of a share of Company Series B Preferred Stock divided by (ii) the Conversion Price (as defined in such Certificate of Determination) at such time.

          (d) “Expiration Time” shall mean the earliest to occur of: (i) such time as the Merger Agreement is terminated in accordance with its terms, (ii) such time as the Merger becomes effective, (iii) such time as the board of directors of the Company, following due exercise of its fiduciary duties in connection with its receipt and evaluation of a Superior Proposal, formally recommends that the stockholders of the Company vote against the approval and adoption of the Merger Agreement and such recommendation is publicly announced to all of the stockholders of the Company or (iv) December 31, 2005.

          (e) Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (f) “Person” shall mean any: (i) individual; (ii) corporation, limited liability company, partnership, trust or other entity; or (iii) governmental authority.

          (g) “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Company Series B Preferred Stock and all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Series B Preferred Stock and all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Time.

          (h) A Person shall be deemed to have effected a “Transfer” of a security if such Person: (i) sells, transfers, encumbers, pledges, hypothecates, grants an option with respect to or disposes of such security or any interest in such security to any Person other than Parent; or (ii) enters into an agreement or commitment contemplating the possible sale or transfer of, encumbrance, pledge or hypothecation of, grant of an option with respect to or disposition of such security or any interest therein to any Person other than Parent.

          (i) Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

SECTION 2. RESTRICTIONS ON TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

     2.1 Restriction on Transfer of Subject Securities. During the period from the date of this Agreement through the Expiration Time, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected, except for any Transfer to a Person who explicitly agrees to be bound by all provisions hereof.

     2.2 Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Expiration Time, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted with respect to any of the Subject Securities (other than in connection with Stockholder’s compliance with Section 3(a) and other than the proxy in the form attached hereto as Annex A delivered to Parent pursuant to Section 3(c)), no voting agreement or similar agreement is entered into with respect to any of the Subject Securities and no power of attorney is granted with respect to the voting of the Subject Securities.

SECTION 3. VOTING OF SHARES.

          (a) Stockholder hereby agrees that, prior to the Expiration Time, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause all issued and outstanding shares of the Subject Securities Owned by Stockholder to be voted: (a) in favor of: (i) the adoption of the Merger Agreement; and (ii) the Merger and each of the other transactions contemplated by the Merger Agreement; and (b) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (ii) any sale or other transfer of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; (iii) any Acquisition Proposal (as defined in the Merger Agreement); (iv) any liquidation, dissolution or winding up of the Company; (v) any amendment to the Company’s articles of incorporation or bylaws that is not expressly approved by Parent; and (vi) any other action which is intended, or would reasonably be expected, to interfere with or delay in any material respect the Merger or any of the other transactions contemplated by the Merger Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement obligates Stockholder to exercise any option, warrant, conversion right or other right to acquire any Company Common Stock. Furthermore, nothing in this Agreement shall in any manner require any individual serving, at the request of or on behalf of Stockholder, on the board of directors of the Company to take, or restrict any such individual from taking, any action, including any action with respect to Subject Securities, in his or her capacity as a director of the Company.

          (c) Stockholder has delivered to Parent a duly executed proxy in the form attached hereto as Annex A (the “Proxy”) covering the Subject Securities. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to voting of the Subject Securities on the matters referred to in Section 3(a).

SECTION 4.REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder hereby represents and warrants to Parent as follows:

     4.1 Authorization, etc. Stockholder has the right, power and authority to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.2 No Conflicts or Consents.

          (a) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties is or may be bound or affected.

          (b) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person, except for such consents and approvals as have been obtained.

     4.3 Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances) the number of outstanding shares of Company Series B Preferred Stock set forth under the heading “Shares Held of Record” on the signature page hereof; and (b) Stockholder does not Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

SECTION 5. MISCELLANEOUS

     5.1 Further Assurances. From time to time, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement and the Proxy. Stockholder agrees that, effective as of the Effective Time, all of its rights pursuant to Sections 9.3 and 9.4 of that certain Preferred Stock Purchase Agreement, dated as of November 14, 2002, shall terminate automatically without further action of the parties hereto. Stockholder further acknowledges and agrees that the liquidated damages provided for in Section 8.3(g) of the Merger Agreement shall be the sole remedy of the Company and its affiliates with respect to a termination of the Merger Agreement under the circumstances described in such Section 8.3(g) (except solely to the extent that the proviso set forth therein is applicable) and that Stockholder is not an express or implied third-party beneficiary of the Merger Agreement.

     5.2 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when received at the address or facsimile number set forth beneath the name of such party below (or at such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

     if to Stockholder:

          at the address set forth on the signature page hereof; and

          with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, CA 94303
Attn: John L. Savva
Fax: (650) 461-5700

     if to Parent:

Concerto Software, Inc.
6 Technology Park Drive
Westford, MA 01886
Attn: General Counsel
Fax: (978) 952-0201

     with a copy to:

Golden Gate Private Equity, Inc.
One Embarcadero Center, 33rd Floor
San Francisco, CA 94111
Attn: Prescott Ashe
Fax: (415) 627-4501

     and a copy to:

Kirkland & Ellis LLP
555 California Street, 27th Floor
San Francisco, CA 94104
Attn: Stephen D. Oetgen
Fax: (415) 439-1500

     5.3 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the maximum extent possible, the economic, business and other purposes of such invalid or unenforceable term.

     5.4 Entire Agreement. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

     5.5 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are Transferred and it shall be a condition to any permitted Transfer that the transferee execute and deliver to Parent an agreement substantially the same as this Agreement. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

     5.6 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach by Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled, without the requirement of posting any bond, to: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach.

5.7 Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto: (i) consents to submit itself to the personal jurisdiction of any court of the State of California located in the City or County of San Francisco, in the event any dispute arises out of this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) agrees that it will not bring any action relating to this Agreement in any court other than any court of the State of California located in the City or County of San Francisco.

          (b) STOCKHOLDER AND PARENT IRREVOCABLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

     5.8 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     5.9 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     5.10 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.11 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

          (d) Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.

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     IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be executed as of the date first written above.

CONCERTO SOFTWARE, INC.
By:	/s/ James D. Foy
	Name:	James D. Foy
	Title:	President and Chief Executive Officer

STOCKHOLDER: VISTA EQUITY FUND II, L.P. By: VEFIIGP, LLC, its Managing General Partner
By:	/s/ Robert F. Smith
	Name:	Robert F. Smith
	Title:	Managing Member Address: 150 California Street, 19th Floor San Francisco, CA 94111 Facsimile: (415) 765-6666

Shares Held of Record		Additional Securities
(Enumerated by Class)	Options and Other Rights	Beneficially Owned
50,000 shares of Company Series B Preferred Stock	None	None

ANNEX A

IRREVOCABLE PROXY TO VOTE STOCK OF

ASPECT COMMUNICATIONS CORPORATION

     The undersigned stockholder of Aspect Communications Corporation, a California corporation (the “Company”), hereby irrevocably appoints the members of the Board of Directors of Concerto Software, Inc., a Delaware corporation (“Parent”), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of the Company that now are owned of record by the undersigned and are owned of record by the undersigned as of any record date relevant for a vote (collectively, the “Shares”), in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters (other than in connection with Stockholder’s compliance with Section 3(a) of the Voting Agreement (as defined below)) until after the Expiration Time (as defined in the Voting Agreement).

     This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned stockholder of the Company (the “Voting Agreement”) and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger, dated as of the date hereof and as in effect on such date (including any amendments thereto after the date hereof solely to eliminate, in whole or in part, any condition to closing of Parent or Merger Sub or to effect the Common Consideration Increase which effects a concurrent increase, in cash, in the Company Series B Merger Consideration in an amount that equals or exceeds the product of (i) the Common Consideration Increase and (ii) the Conversion Rate as in effect at such time, the “Merger Agreement”), by and among Parent, Ascend Merger Sub, Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, which Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”). This Irrevocable Proxy will automatically terminate and be of no further force or effect at the Expiration Time. All capitalized terms not defined herein shall have the meaning set forth in the Voting Agreement.

     The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting:

     (a) in favor of:

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          (i) the adoption of the Merger Agreement; and

          (ii) the Merger and each of the other transactions contemplated by the Merger Agreement; and

     (b) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement):

          (i) any merger, consolidation or other business combination involving the Company or any subsidiary of the Company;

          (ii) any sale or other transfer of all or substantially all of the assets of the Company and its subsidiaries taken as a whole;

          (iii) any Acquisition Proposal (as defined in the Merger Agreement);

          (iv) any liquidation, dissolution or winding up of the Company;

          (v) any amendment to the Company’s articles of incorporation or bylaws that is not expressly approved by Parent; and

          (vi) any other action which is intended, or would reasonably be expected, to interfere with or delay in any material respect the Merger or any of the other transactions contemplated by the Merger Agreement.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters except as provided above.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

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     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: July 5, 2005	VISTA EQUITY FUND II, L.P. By: VEFIIGP, LLC, LLC, its Managing General Partner
	By:	/s/ Robert F. Smith
		Name:	Robert F. Smith
		Title:	Managing Member

Additional Securities
Shares Held of Record	Options and Other Rights	Beneficially Owned
50,000 shares of Company Series B Preferred Stock	None	None

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